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                                                                EXHIBIT 23.1

                       Consent of Independent Accountants

The Board of Directors
SunTrust Banks, Inc.:

We hereby consent to the incorporation by reference in this Registration Statement on Form S-4 ("Registration Statement") of SunTrust Banks, Inc. ("SunTrust") of our report dated January 24, 2003, relating to the financial statements which appear in SunTrust's 2002 Annual Report to Shareholders, which is incorporated by reference to its Annual Report on Form 10-K for the year ended December 31, 2002. We also consent to the reference to us under the heading "Experts" in such Registration Statement.


                                               PricewaterhouseCoopers LLP

Atlanta, Georgia
March 5, 2003